UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 31, 2012

River Valley Bancorp
(Exact Name of Registrant as Specified in Its Charter)

Indiana	000-21765	35-1984567
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

430 Clifty Drive P.O. Box 1590 Madison, Indiana		47250-0590
(Address of Principal Executive Offices)		(Zip Code)

(812) 273-4949
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On May 31, 2012, River Valley Bancorp (the “Registrant”), Citizens Union Bancorp of Shelbyville, Inc. (“Citizens”), River Valley Financial Bank (“River”), and Dupont State Bank (“Dupont”) entered into an amendment (the “Amendment”) to its previously announced Reorganization Agreement among Registrant, Citizens, River and Dupont dated December 5, 2011 (the “Agreement”).  Under the Agreement, River Valley Financial Bank (“River”), a wholly-owned subsidiary of Registrant, will merge (the “Merger”) with Dupont (“Dupont”), an Indiana commercial bank and wholly-owned subsidiary of Citizens.  The surviving entity which will be an Indiana commercial bank named River Valley Financial Bank, will be wholly owned by Registrant from and after the closing.

The Agreement originally provided that any of the parties, for various reasons, could terminate the Agreement if the Merger had not closed (the “Closing”) by May 31, 2012.  The Indiana Department of Financial Institutions has approved the Merger, but the parties have not yet received the approvals of the Federal Deposit Insurance Corporation or the Board of Governors of the Federal Reserve System of the Merger transaction and associated charter flip of River.  There is a 15-day waiting period following such approvals before the parties can close the Merger.  As a result, the parties have agreed to extend the deadline for closing the Merger from May 31, 2012 to July 1, 2012.

In addition, because Dupont was unable to receive approval for the transfer to its sister bank, Citizens Union Bank of Shelbyville, Inc., of its servicing obligations with respect to an approximately $17 million portfolio of loans that were sold or are to be sold to the Federal National Mortgage Association (“FNMA Loan Portfolio”), River and Registrant have agreed to eliminate that transfer as a requirement to close the Merger.  In exchange, CUB has agreed to indemnify River and RVB for liabilities arising from that FNMA loan portfolio for a period of four years from the Closing of the Merger and has agreed to hold in a deposit account at Citizens Union Bank of Shelbyville $250,000 to secure Citizens’ indemnification obligations with respect to the FNMA Loan Portfolio.

A copy of the Amendment is attached hereto as Exhibit 2.1 and incorporated by reference herein.

Cautionary Statement

The representations, warranties and covenants contained in the Agreement were made only for purposes of such Agreement and as of specific dates, were solely for the benefit of the parties to the Agreement, and are subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Agreement.  The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Investors are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Registrant, or any of its subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in Registrant’s public disclosures.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	First Amendment to Reorganization Agreement among River Valley Bancorp, River Valley Financial Bank, Citizens Union Bancorp of Shelbyville, Inc. and Dupont State Bank dated May 31, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: May 31, 2012	RIVER VALLEY BANCORP

	By:	/s/ Matthew P. Forrester
Matthew P. Forrester, President and CEO

EXHIBIT INDEX

Exhibit No.	Description
2.1	First Amendment to Reorganization Agreement among River Valley Bancorp, River Valley Financial Bank, Citizens Union Bancorp of Shelbyville, Inc. and Dupont State Bank dated May 31, 2012